REAL ESTATE PURCHASE AND SALE AGREEMENT

         THIS AGREEMENT ("AGREEMENT"), made and entered into this 21st day of April, 1998, by and between M.K.C., INC., A FLORIDA CORPORATION (the "SELLER"), PLASMA-THERM, INC., A FLORIDA CORPORATION (the "PURCHASER") and TRENAM, KEMKER, SCHARF, BARKIN, FRYE, O'NEILL & MULLIS, PROFESSIONAL ASSOCIATION ("ESCROW AGENT").

         WHEREAS, Seller is the purchaser of certain vacant real property located in the County of Pinellas, City of St. Petersburg, Florida, more particularly described on Exhibit "A" attached hereto pursuant to the terms of a valid and subsisting agreement for the sale and purchase of such property from the seller, thereof, Myron Dickstein, Trustee, ("SELLER'S ACQUISITION CONTRACT"); and

         WHEREAS, Purchaser desires to purchase a portion of such property upon its acquisition by Seller and Seller desires to sell such property to Purchaser;

         NOW THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, Purchaser and Seller hereby agree as follows:

1.       SALE OF PROPERTY; DESCRIPTION OF LAND.

         a. Seller agrees to sell, convey, assign, and transfer to Purchaser, and Purchaser agrees to purchase, acquire and take from Seller all that certain vacant real property located in the City of St. Petersburg, Pinellas County, Florida, legally described on EXHIBIT "B" attached hereto and made a part hereof, consisting of approximately 7.96 gross acres or approximately 346,960 gross square feet (the "LAND"), together with (a) all fixtures and improvements located on, in or under the Land (collectively, the "IMPROVEMENTS"), (b) the benefit of all easements, privileges, licenses, rights and appurtenances thereto belonging or in anywise appertaining, including without limitation all right, title and interest of Seller in and to adjacent streets, roads, alleys, rights-of-way, to the extent existing, (c) all trees, shrubbery, growing crops, plants, minerals and other emblements of every kind located on the Land, and (d) all intangible property related to the use, ownership, maintenance or operation of the Land or Improvements, including without limitation all permits, utility service rights, governmental approvals and development rights. The Land, Improvements and other property described above is sometimes collectively referred to herein as the "PROPERTY."

         b. In recognition of the fact that Seller has entered into Seller's Acquisition Contract for the purchase of the Property, Seller hereby covenants, warrants and represents all of the following to Purchaser:

                  i. Seller will perform Seller's obligations under Seller's Acquisition Contract as required to keep such contract in full force and effect.

                  ii. Except as qualified pursuant to the provisions of paragraph 1c. herein, Seller's Acquisition Contract is in full force and effect, Seller is not in default thereunder and no event has occurred which, with the passage of time or the giving of notice or both would constitute a default by Seller or the seller under Seller's Acquisition Contract and no event has occurred which, with the passage of time, the giving of notice or both, would give either the Current Owner or Seller the right to terminate Seller's Purchase Agreement.

                  ii. After the date of this Agreement, Seller will not enter into any amendment or modification of Seller's Acquisition Contract which is or may be materially adverse to the interest of Purchaser without the prior written consent of Purchaser.

         c. The Property is currently encumbered by a Declaration of Easement ("Declaration") recorded in O.R. Book 4268, page 1009, Pinellas County records, and Purchaser is unwilling to purchase the Property subject to the Declaration. In order to remove the Declaration as an encumbrance to the Property, Myron Dickstein, Trustee, the seller under Seller's Acquisition Contract, instituted a lawsuit in the Pinellas County Circuit Court, Case No. 97-4079-C18 which has ultimately resulted with all interested parties entering into a settlement agreement ("Settlement Agreement"), a copy of which is attached hereto as Exhibit "C". Myron Dickstein, Trustee, has also entered into an agreement with the Seller ("Dickstein Agreement") whereby Seller has agreed to assume certain obligations of Myron Dickstein, Trustee, under the provisions of the Settlement Agreement, a copy of the Dickstein Agreement being attached hereto as Exhibit "D".

         This Contract is contingent on the Court in the above-referenced lawsuit entering a judgment ("Judgment") approving the Settlement Agreement and declaring the Declaration to be cancelled and of no further force or effect and that such Judgment becomes final by reason of the expiration of the time for appeal.

         Upon the Judgment becoming final, the parties agree as follows:

                  i. Purchaser shall take title to the Property subject to the terms of the Settlement Agreement attached hereto as Exhibit "C"; provided, however, the Purchaser does not assume any performance obligations of Seller except as expressly provided in the Assumption and Hold Harmless Agreement referenced in paragraph 3.c.iii. herein.

                  ii. As to the Property being purchase pursuant to the terms of this Agreement, Purchaser shall assume Seller's obligations under paragraph 4 of the Dickstein Agreement and shall, at closing, execute the Assumption and Hold Harmless Agreement referenced in paragraph 3c. herein.

                  iii. Paragraph 2c. of the Settlement Agreement provides for the construction of a 6' masonry wall painted on both sides along the east boundary line of the property described on Exhibit "A" attached hereto. Prior to the closing, Purchaser shall submit to Seller a reasonable estimation of the costs of the design and construction of the 6' wall prepared by Purchaser's licensed contractor. Purchaser shall be entitled to a credit against the purchase price for the property at closing in the amount of such estimate, provided, however, in no event shall such credit exceed the sum of $50,000.00.

         Except as provided in paragraph 1c.ii. above, nothing in this subparagraph will be deemed or construed to be a release of Seller from, or an assumption by Purchaser of, any of Seller's obligations or liabilities under Seller's Acquisition Contract, whether now existing or hereafter arising and whether or not Purchaser elects to perform under Seller's Acquisition Contract.

2. PURCHASE PRICE; PAYMENT. Subject to prorations, credits and adjustments as hereinafter provided, the full purchase price for the Property (the "PURCHASE PRICE") to be paid by Purchaser to Seller shall be a sum equal to ONE MILLION ONE HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($1,120,000.00). The Purchase Price shall be payable as follows:

         a. On the date of full execution of this Agreement by Seller and Purchaser (the "EFFECTIVE DATE"), Purchaser shall deposit with the Escrow Agent a sum equal to TEN THOUSAND AND NO/100 DOLLARS ($10,000.00), by check, subject to collection, which amount hereinafter shall be referred to as the "ESCROW DEPOSIT," and which shall be credited to Purchaser and paid to Seller at Closing (defined below), subject to the terms of this Agreement. The Escrow Agent agrees and is hereby instructed by the parties hereto to accept and hold the Escrow Deposit in escrow pursuant to the terms of this Agreement and for the purposes herein expressed.

         b. In the event that the purchase and sale contemplated by this Agreement is closed, the Escrow Deposit shall be paid to Seller and applied to the Purchase Price at Closing.

         c. At Closing of this transaction, Purchaser shall pay to Seller the balance of the Purchase Price, after deduction of the Escrow Deposit and such prorations, credits and adjustments as may be permitted or required by this Agreement. Such funds will be paid to Seller by a wire transfer of immediately available funds to an account designated by Seller, or by cashier's check.

3.       CLOSING; CLOSING DELIVERIES.

         a. Subject to any terms of this Agreement to the contrary, this transaction shall close, the balance of the Purchase Price will be paid to Seller as provided above, and the Deed (defined hereinbelow) and other transaction documents shall be delivered (collectively, the "CLOSING") at a meeting between representatives of Purchaser and Seller to occur on the FOURTH
(4TH) business day following the Judgment referenced in paragraph 1c. herein becoming final as provided in the Settlement Agreement referenced in paragraph 1c. herein and attached hereto as Exhibit "C" (the "CLOSING DATE"), provided, however, that in the event the Judgment does not become final by June 1, 1999, Purchaser shall, at Purchaser's option, have the right to terminate this Agreement by notice in writing to Seller and thereupon Purchaser shall be entitled to a return of its Escrow Deposit. It is presently anticipated the Judgment referenced in paragraph 1c. herein will become final on April 21, 1999. The Closing shall take place at the law offices of McCutcheon and Rowan 3839 4th St. N., Suite 390, St. Petersburg, Florida 33703, at 3:00 p.m. on the day of closing. Possession of the Property shall be delivered to Purchaser at Closing, free and clear of all leases, tenancies, licenses and other occupancy agreements.

         b. On the Closing Date, Seller or Seller and Purchaser, as appropriate, shall execute and deliver all of the following (all of which shall be in form prepared by Seller and reasonably satisfactory to Purchaser):

                  i. A Florida statutory form warranty deed (the "DEED") in recordable form, duly executed, witnessed and acknowledged by Seller, conveying the Property to Purchaser free and clear of all liens and encumbrances, except the Permitted Encumbrances, as defined in Paragraph 5.a. of this Agreement below.

                  ii. A sworn affidavit, duly executed by Seller, making such reasonable, customary and truthful statements as may be required by the Title Insurance Company for the purpose of insuring Purchaser's title, subject to the Permitted Encumbrances.

                  iii. Such other documentation (including any reasonable and truthful affidavits) as may be reasonably required by the Title Insurance Company to evidence that all of the above-described instruments have been duly and validly authorized, executed and delivered by Seller, that Seller is authorized to consummate the transaction and to transfer and convey the Property to Purchaser and that the instruments of conveyance and transfer are sufficient to vest title to the Property in Purchaser, free and clear of all liens and encumbrances except the Permitted Encumbrances.

                  iv. A sworn affidavit or other documentation, duly executed by Seller, establishing an exemption from alien withholding under Section 1445 of the Internal Revenue Code of 1986 (the "CODE"). If Seller is unable to execute and deliver such affidavit to Purchaser, then Seller will comply with its withholding obligations under Section 1445 of the Code.

                  v. A closing statement or statements, duly executed by Seller and Purchaser, accounting for payment of the Purchase Price, the Escrow Deposit, all credits, adjustments and prorations required by this Agreement and the costs and expenses of the transaction.

All of the above documents will be prepared by Seller and drafts delivered to Purchaser for approval not later than two (2) business days prior to the Closing Date.

         c. In addition to any documents required to be executed and delivered by Purchaser above, at Closing, Purchaser shall execute and/or deliver to Seller or the Title Insurance Company all of the following:

                  i. Funds in an amount equal to the balance of the Purchase Price (after credits, adjustments and prorations required by this Agreement), plus Purchaser's expenses of the sale, for delivery to Seller or the Title Insurance Company, by a wire transfer of immediately available funds on the Closing Date, pursuant to the terms of this Agreement.

                  ii. Such documentation as may be reasonably required by the Title Insurance Company to evidence that all instruments executed by Purchaser have been duly and validly authorized and delivered by Purchaser (and, in the event of assignment to the Related Entity, as later defined, by the Related Entity), that Purchaser and/or the Related Entity, if applicable, is in good standing, duly organized, and authorized to consummate the transaction, and that Purchaser and/or the Related Entity, if applicable, has been duly authorized to accept transfer and conveyance of the Property from Seller.

                  iii. As to the Property being purchased pursuant to the terms of this Agreement, an Assumption and Hold Harmless Agreement duly executed by Purchaser assuming Seller's obligations under paragraph 4 of the Agreement between Seller and Myron Dickstein ("Dickstein Agreement") and agreeing to indemnify and hold harmless Seller from any costs, judgment, claims and attorneys' fees arising out of Purchaser's failure to perform Seller's obligations under paragraph 4 of the Dickstein Agreement.

                  iv. As to the portion of the property described on Exhibit "A" attached hereto which is not being purchased pursuant to the terms of this Agreement, Seller shall execute a Hold Harmless Agreement agreeing to indemnify and hold harmless Purchaser from any costs, judgment, claims and attorneys' fees arising out of Seller's failure to perform Seller's obligations under paragraphs 1, 2, 3, 4, 5, 6 and 7 of the Dickstein Agreement with the exception of the obligation to construct the 6' masonry wall referenced in paragraph 1.c.iii. herein.

                  v. A declaration of restrictions to be agreed upon between Seller and Purchaser prior to closing whereby the parties agree to proportionately share based upon the size of their respective parcels share in the cost of maintenance and repair of the wall and landscaping described in the Settlement Agreement.

4. IMPLIED WARRANTIES AND REPRESENTATIONS EXCLUDED; INSPECTION RIGHTS OF PURCHASER;

         a. EXCEPT FOR THE WARRANTIES AND REPRESENTATIONS PROVIDED IN PARAGRAPH 7 HEREINBELOW AND EXCEPT FOR THE TITLE WARRANTIES THAT WILL BE CONTAINED IN THE DEED TO BE DELIVERED TO PURCHASER AT CLOSING, THE PROPERTY IS SOLD AND WILL BE TRANSFERRED AND CONVEYED TO PURCHASER IN "AS IS, WHERE IS" PHYSICAL CONDITION AND BASED UPON THE PROPERTY'S PRESENT CONDITION, WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF

HABITABILITY, GOOD, FAIR OR ADEQUATE CONDITION OR REPAIR OR GOOD WORKMANLIKE CONSTRUCTION. ALL SUCH WARRANTIES ARE HEREBY EXCLUDED.

         b. In order to facilitate Purchaser's inspections and examinations with respect to the Property, Purchaser acknowledges that Seller has heretofore delivered or has simultaneous with the execution of this Agreement delivered to Purchaser copies of all of the following:

                  i. Phase II Environmental Report prepared by Allied Environmental dated March 12, 1997.

                  ii. Survey dated February 24, 1997 of the Property prepared by C. Fred Deuel & Associates, Inc. and bearing Work Order No. 97-75.

                  iii. Site study of a proposed 140,000 square foot building on the Property prepared by Fisher & Associates, Inc. dated August 8, 1996 with latest revision dated December 3, 1996.

                  iv. Declaration of Easement recorded in O.R. Book 4268, page 1009, public records of Pinellas County, Florida.

                  v. Plat of Northgate of St. Petersburg, First Addition.

                  vi. Easement grant to Florida Gas Transmission Co. recorded in O.R. Book 3282, page 454 and as set forth on plat recorded in Plat Book 67, pages 25, 26 and 27, Pinellas County records.

                  vii. South 10' utility and drainage easement as set forth on plat.

                  viii. Roadway easement at the northwest corner as set forth on plat.

                  ix. Sidewalk covenant between Oscar Gower Trustee and the City of St. Petersburg recorded July 21, 1971 in O.R. Book 3585, page 914.

                  x. Covenant recorded in O.R. Book 3801, page 87.

                  xi. Easements in favor of the City of St. Petersburg recorded in O.R. Book 3998 at pages 1190 and 1191.

                  xii. Notice of Adoption of Development Order recorded in O.R. Book 7151, page 1514 and amendment in O.R. Book 7894, page 189.

5.       TITLE INSURANCE; CURATIVE PROCEDURES.

         a. Seller shall obtain, at Seller's expense, on or before April 20, 1999, a written commitment for an ALTA Owners Marketability Policy of title insurance (Form 1970, rev. 1984), with legible and complete copies of all referenced documents attached unless already provided Purchaser pursuant to paragraph 4b. herein, insuring title to the Property in the full amount of the Purchase Price (the "TITLE INSURANCE COMMITMENT"). Seller will pay the premium and search charges for the Title Insurance Commitment and policy issued pursuant thereto, at Closing; provided, however, that the cost of such title insurance will not exceed the minimum promulgated rate permitted by the Florida Commissioner of Insurance and the search charge will not exceed a reasonable charge customary for such searches performed by national title insurance companies and their agents in the area in which the Property is located. The Title Insurance Commitment shall be issued by either Lawyers Title Insurance Corporation or Ticor Title Insurance Company (the "TITLE INSURANCE COMPANY") and will reflect that Myron Dickstein, Trustee has fee simple title of record to the Property, subject only to taxes for the year of closing which are not yet due and payable, the standard, preprinted exceptions authorized for issuance in Florida in connection with the foregoing form of commitment, liens, encumbrances and prior year taxes that Seller will discharge at or prior to Closing, if any, and easements, reservations, restrictions, and limitations of record. For purposes of this Agreement, the term "PERMITTED ENCUMBRANCES" will mean real estate taxes and assessments for the year of closing which are not yet due and payable, zoning, land use and other prohibitions and restrictions imposed by governmental authority, encroachments disclosed by the Survey prepared in accordance with Paragraph 6 below which have been accepted or are deemed to have been accepted by Purchaser, Items v-xii set forth in paragraph 4b. herein, the Settlement Agreement and such other easements, reservations, restrictions and other matters which are disclosed by the Title Insurance Commitment as Purchaser may approve, in writing, in Purchaser's sole discretion, or is deemed to have approved by failing to object to such matters within the time permitted under subparagraph b. below.

         b. If the Title Insurance Commitment discloses that Myron Dickstein, Trustee does not have fee simple title to the Property or that title to the Property is subject to any liens, encumbrances, easements, restrictions or matters not setforth in paragraph 5a. above, Purchaser shall notify Seller, in writing, on or before one (1) day after receipt by Purchaser of the Title Insurance Commitment, specifying the defects which exist with respect to the title to the Property that are unacceptable to Purchaser (the "TITLE DEFECTS"). Seller shall thereafter use diligent efforts to cure such Title Defects during a period of up to thirty (30) days from the date that Purchaser gives Seller notice with respect to the Title Defects. Seller will be deemed to have cured a Title Defect if Seller obtains a replacement Title Insurance Commitment from the Title Insurance Company or an endorsement to the existing Title Insurance Commitment from the Title Insurance Company removing the Title Defects therefrom. This transaction shall be closed on the tenth (10th) consecutive day after the Title Insurance Company notifies Purchaser that the Title Defects have been removed from the Title Insurance Commitment (or the date originally scheduled for Closing, whichever occurs last).

         c. If Seller fails to cause the Title Insurance Company to remove the Title Defects from the Title Insurance Commitment at or prior to the end of the aforesaid sixty (60) day period, then, at Purchaser's option, (i) Purchaser may cancel this Agreement, whereupon the Escrow Deposit shall be returned promptly to Purchaser and all rights, obligations and liabilities of the parties shall terminate (except those obligations of the parties that expressly survive termination as provided in this Agreement), or (ii) Purchaser may elect to purchase the Property in the same manner as if no Title Defects had been found, without reduction of the Purchase Price, whereupon the Title Defects will become Permitted Encumbrances in the Deed.

         d. As a condition of Purchaser's obligation to close this transaction, at Closing, the Title Insurance Company must update the Title Insurance Commitment by marking and initialing or endorsing it in order to show coverage effective as of the Closing Date, satisfaction of all requirements of the Title Insurance Commitment in Schedule B, Section I of the Title Insurance Commitment, and deletion of the "gap" exception and all other standard, preprinted exceptions from Schedule B, Section II of the Title Insurance Commitment, leaving only the Permitted Encumbrances as exceptions from coverage. Notwithstanding the foregoing, if Purchaser does not obtain the Survey (defined in Paragraph 6. below) duly certified to the Title Insurance Company, then the standard, preprinted exception for matters of survey in the Title Insurance Commitment will appear in the title insurance policy. A title insurance policy containing only provisions which are consistent with the marked and initialed Title Insurance Commitment will be delivered to Purchaser promptly after the Closing Date.

6.       SURVEY.

         a. On or before April 21, 1999, Seller will obtain a survey of the Property (the "SURVEY"), at Purchaser's expense. The Survey will be prepared by a licensed Florida land surveyor and prepared in compliance with the minimum technical standards for land surveys of the Florida Department of Professional Regulation. The Survey will certify the number of gross square feet in the Land to the nearest 1/1000 of a square foot, and will be certified to Seller, Purchaser, NationsBank, N.A. and the Title Insurance Company.

         b. Seller will deliver four (4) sealed prints of the Survey to Purchaser on April 21, 1999. If the Survey shows that improvements located on other lands materially encroach onto the Property, or that any improvements located upon the Property materially encroach on other lands, or other matters materially affecting the title to the Property (collectively, the "SURVEY DEFECTS"), Purchaser shall notify Seller, in writing, of Purchaser's specific objections to the Survey by 10:00 a.m. on April 22, 1999. Seller and Purchaser shall then have the same rights and obligations in connection with the cure of Survey Defects as are provided under paragraph 5 of this Agreement in connection with the subject of Title Defects. Upon Seller's failure to cure Survey Defects to which proper objection has been made by Purchaser, then at Purchaser's option, (i) this Agreement shall be canceled, whereupon so much of the Escrow Deposit as has been paid shall be returned to Purchaser promptly, and all rights, obligations and liabilities of the parties hereto shall terminate (except for any provisions of this Agreement that expressly survive termination), or (ii) Purchaser may elect to purchase the Property in the same manner as if no Survey Defects had been found, without reduction of the Purchase Price, whereupon the Survey Defects will be deemed to have become Permitted Encumbrances. These shall be the sole remedies of Purchaser in the event of the occurrence of Survey Defects.

7.       REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER.

         a. Seller represents and warrants to Purchaser all of the following:

               i. Seller is duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power to own and operate the Property.

               ii. Seller and the officer of Seller who is executing this Agreement have all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, breach, result in a default under, or violate any agreements to which Seller is a party or by which Seller or the Property are or may be bound or affected in any manner.

               iii. There are no leases, tenancies, license, occupancy agreements or other agreements with Seller affecting all or any portion of the Land and Improvements except for the Recreation Facilities Agreement and the Permitted Encumbrances.

               iii. Seller has no knowledge of any petitions or proceedings pending for the purpose of changing the zoning or land use plan classification applicable to the Property. Seller has no knowledge of any building or other moratoria or suspension of public services that is currently pending or threatened which would prohibit construction of commercial buildings or improvements to the Land or render water, sewer, electric or other utilities unavailable to the Land.

               iv. To Seller's knowledge, there is no administrative agency action, litigation, condemnation or code enforcement proceeding, or other proceeding of any kind pending against Seller which affects or relates to the Property and, to Seller's knowledge, no such action, litigation or proceeding has been threatened.

               v. Seller has received no written notice and has no knowledge of any certified, confirmed or ratified special assessments (whether ad valorem or non ad valorem in nature) which affect the Property and are unpaid and Seller has received no knowledge of any pending special assessments or intent on the part of any governmental agency, authority or special tax district to impose a special assessment against the Property or any portion thereof.

               vi. Except as may be revealed in the Phase II Environmental Report furnished to Purchaser pursuant to paragraph 4b. herein, to Seller's knowledge, the Property has never been used as a landfill or dump site and there is not and has not been located on the Property any "Hazardous Substance," "Pollutant" or aboveground or underground storage tank. For purposes of this Agreement, the terms "Hazardous Substance" and "Pollutant" includes all substances, materials and wastes, expressly including petroleum and asbestos, regulated under any federal, state, county or municipal law, ordinance, code or regulation.

               vii. Prior to Closing, Seller will not enter into any transaction or agreement or undertake any additional indebtedness with respect to the Property.

               viii. Except for Permitted Encumbrances, there are no restrictive covenants or agreements affecting the use, operation or development of the Land or preventing or materially restricting the use of the Land for purposes of a Plant.

         b. Purchaser represents and warrants to Seller all of the following:

               i. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Florida.

               ii. Purchaser and the officer of Purchaser who is executing this Agreement have all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, breach, result in a default under, or violate any agreements to which Purchaser is a party or by which Purchaser or the Property are or may be bound or affected in any manner.

         c. All obligations of Purchaser under this Agreement are subject to the condition precedent that the representations and warranties of Seller contained in this paragraph 7 shall not only have been true and correct in all material respects as of the Effective Date, but shall also be true and correct in all material respects again as of the Closing Date. If any of the representations and warranties contained in this Agreement are not true and correct in all material respects both on the Effective Date and again as of the Closing Date, Purchaser may elect either (i) to cancel this Agreement, whereupon the Escrow Deposit will be returned to Purchaser promptly, or (ii) Purchaser may elect to close the sale.

         d. If Purchaser determines, prior to the Closing Date, that any of Seller's representations and warranties contained in this paragraph 7. above are not true and correct in all material respects or have been materially breached, Purchaser will promptly disclose such determination to Seller prior to the Closing Date. In the event that Purchaser closes the purchase of the Property, all of the representations and warranties of Seller shall survive for a period of one (1) year after the Closing Date, and, unless suit has been brought in connection with the breach or falsity of any representation or warranty within such time period, thereafter will be conclusively deemed to have been extinguished and void. Notwithstanding any provision of this paragraph 7 to the contrary, however, Seller and Purchaser agree that the overall limitation on Purchaser's recoverable damages against Seller which is set forth under paragraph 12 of this Agreement will apply equally to damages recoverable by Purchaser against Seller in the event of the breach or falsity of any of Seller's representations and warranties to Purchaser under this paragraph 7.

8.       PRORATIONS AND ADJUSTMENTS.

         a. All general real estate taxes and assessments, personal property taxes (if any), and non-ad valorem charges and assessments levied or imposed upon the Property for the year of Closing (collectively, "TAXES") shall be prorated between Seller and Purchaser as of the Closing Date. For proration purposes, the day of Closing will be treated as the first day of Purchaser's ownership of the Property. If the actual amount of Taxes for the year in which Closing occurs is not known on the Closing Date, the proration shall be made using the amounts of such Taxes for the previous year; provided, however, that if either the millage rate or assessed value of the Property is known for the year in which Closing occurs and differs from that used in computation of Taxes for the prior year, such current millage rate or assessed valuation shall be used in prorating Taxes at Closing. If proration of Taxes for Closing is based upon an estimate, Seller and Purchaser hereby agree that, upon written request of either party, they will recalculate the proration when the actual figures become known and if either party is found to owe money to the other as the result of such recalculation, such party will promptly reimburse the other party. Seller shall cause all certified, confirmed or ratified special assessments made upon the Property prior to the Closing Date to be paid in full at Closing; provided, however, that if any certified, confirmed or ratified special assessment applicable to the Property is payable in installments, Seller will pay (and the parties will prorate) only the current installment and Purchaser will assume the liability for payment of all future installments thereof. Any special assessments that are not certified, confirmed or ratified as of the Closing Date will be assumed and paid by Purchaser as and when due.

         b. Purchaser will not assume any policies of insurance carried by Seller with respect to the Property, and will be solely responsible for making arrangements for Purchaser's own insurance protection at the Closing.

         c. All agreements of the parties contained in this paragraph 8 shall survive the Closing and shall not be merged therein.

9. CLOSING COSTS AND EXPENSES. At Closing, Seller shall pay all of the cost of Florida state documentary stamp tax on the Deed; the cost of preparing and recording any curative instruments necessary to perfect Seller's title and all of the fees and expenses of Seller's legal counsel. Seller will pay all of the premium and search charge for the owner's policy of title insurance required to be delivered by this Agreement; Purchaser shall pay the recording charges for the Deed, the cost of any special title insurance endorsements required by Purchaser, if any, the cost of the Survey, and all of the fees and expenses of Purchaser's legal counsel.

10. EMINENT DOMAIN. If at any time prior to delivery of the executed Deed to Purchaser as herein provided the Property or any portion thereof is taken by eminent domain or if any preliminary steps in any taking by eminent domain of the Property and the improvements or any portion thereof occurs prior to such delivery, Purchaser may, at its option, within ten (10) days after receipt of written notice of such fact from Seller (if Purchaser receives such notice from Seller within ten [10] days prior to Closing, the Closing shall be extended in order to provide Purchaser the aforesaid ten [10] days), rescind this Agreement, and upon such rescission the Escrow Deposit will be promptly returned to Purchaser, and thereupon all rights, obligations and liabilities arising hereunder shall terminate (except for any agreements of the parties that expressly survive termination of this Agreement). Seller shall notify Purchaser in writing of any such taking by eminent domain and all steps preliminary thereto as soon as the Seller has knowledge thereof. In the event that Purchaser does not elect to rescind this transaction under such circumstances, Purchaser shall be entitled to all proceeds received or to be received from any condemning authority, and Seller shall (i) pay to Purchaser at Closing all such proceeds received by Seller; (ii) assign to Purchaser, without recourse to Seller, at Closing, all such proceeds to be thereafter received from any condemning authority by instrument of assignment, in form prepared by Seller and reasonably acceptable to Purchaser; (iii) this transaction shall close in accordance with its terms;
(iv) the legal description of the Property set forth in the Deed and the other Closing documents shall be made subject to such condemnation proceedings or taking, and (v) there shall be no reduction in or abatement of the Purchase Price.

11.      DEFAULT.

         a. If Purchaser defaults with respect to the performance of any or all of its obligations under this Agreement, Seller shall have the right to cancel this Agreement, whereupon so much of the Escrow Deposit as has been paid shall be paid promptly to Seller by the Escrow Agent as full and agreed consideration for the execution of this Agreement and as agreed liquidated damages, in full settlement of any claims for damages, as Seller's sole remedy hereunder. The foregoing damages are intended to be liquidated damages to compensate Seller for Seller's opportunity cost and loss of bargain in connection with a material default by Purchaser, both of which would be extremely difficult to calculate.

         b. If Seller defaults with respect to the performance of any or all of its obligations under this Agreement, Purchaser may, at its option, elect either
(i) to cancel this Agreement and demand a return of the Escrow Deposit, whereupon the Escrow Deposit shall be promptly returned to Purchaser and Purchaser will retain the right to recover all damages and other relief to which Purchaser may be entitled by reason of Seller's breach of this Agreement, or
(ii) to seek specific performance of this Agreement, in equity.

         c. Notwithstanding any provision of this paragraph 11 to the contrary, if any term, covenant or condition of this Agreement provides for an alternative or additional remedy upon the occurrence or nonoccurrence of certain events or circumstances, such alternative or additional remedy shall control over the remedies provided for under this Paragraph.

12. BROKERAGE COMMISSION. Seller and Purchaser agree that there are no brokers, agents or finders known to them to be entitled to a commission or other compensation in connection with this transaction except MIDA Group., whose address is 10103 9th Street North, Ste. A, St. Petersburg, Florida 33716 [Telephone: (727) 578-0808; Facsimile: (727) 578-5154], a licensed Florida real estate broker (the "BROKER"). Seller hereby agrees to pay a brokerage commission to the Broker of five percent (5%) of the purchase price, if, as and when closing of this transaction takes place. Purchaser and Seller each hereby warrant and represent that they have not dealt with, consulted or contacted any real estate agent or broker in connection with the transactions contemplated by this Agreement, except the Broker. Purchaser and Seller shall defend, indemnify and hold each other harmless from any loss, damage, cost or expense, including attorneys' and legal assistants' fees and costs, that may accrue by reason of their respective covenants, warranties and representations in this paragraph having been breached or untruthful. The agreements contained in this paragraph shall survive Closing indefinitely and shall not to be merged therein and shall also survive any termination of this Agreement.

13. ASSIGNMENT. Purchaser may assign this Agreement and all of Purchaser's rights hereunder to a corporation, general partnership, limited partnership or joint venture in which Purchaser will have a majority economic interest and voting control (the "RELATED ENTITY") without the consent of Seller; provided, however that in such event (i) Purchaser will give written notice to Seller of its intention to make such an assignment to the Related Entity not later than ten (10) days prior to the Closing Date; and

(ii) the Related Entity will execute a written assumption of all of Purchaser's obligations under this Agreement and will deliver a copy of such assumption to Seller not later than ten (10) days prior to the Closing Date. Except as above provided, this Agreement and Purchaser's rights hereunder shall not be assigned to any party without the prior written consent of Seller, which consent will not be unreasonably withheld or delayed.

14. NOTICES. Unless the contrary is expressly provided by this Agreement, any notice required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to have been given on the date personally delivered, or one (1) business day after deposit in Federal Express or other guaranteed overnight courier, or three (3) business days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, properly addressed as follows:

    IF TO PURCHASER:      Plasma-Therm, Inc.
                          Attn: Scott Deferrari, President
                          Attn: Stacy Wagner: C.F.O.
                          10050 16th Street North
                          St. Petersburg, Florida 33716
                          Telephone: (813) 577-4999
                          Facsimile: (813) 579-0801

    WITH A COPY TO:       Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis
                          Professional Association
                          101 East Kennedy Boulevard
                          2700 Barnett Plaza
                          Tampa, Florida 33602
                          Attn: David R. Brittain, Esquire
                          Telephone: (813) 223-7474
                          Facsimile: (813) 229-6553

    IF TO SELLER:         M.K.C., Inc.
                          c/o The MIDA Group
                          10103 9th Street North, Ste A.
                          St. Petersburg, Florida 33716
                          Telephone: (813) 578-0808
                          Facsimile: (813)578-5154]

    IF TO ESCROW AGENT    Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis
                          Professional Association
                          101 East Kennedy Boulevard
                          2700 Barnett Plaza
                          Tampa, Florida 33602
                          Attn: David R. Brittain, Esquire

         Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder.

15. ESCROW AGENT PROVISIONS. Escrow Agent and any other entity providing escrow services to Seller and Purchaser in connection with this Agreement, shall be liable only to hold the Escrow Deposit and the documents herein set forth and deliver the same in accordance with the provisions of this Agreement, it being expressly understood that by acceptance of this Agreement Escrow Agent is acting in the capacity of a depository only and shall not be liable or responsible to anyone for any damages, losses or expenses unless same shall have been caused by the gross negligence or willful malfeasance of Escrow Agent. In the event of any disagreement between Purchaser and Seller resulting in any adverse claims and demands being made in connection with or for the Escrow Deposit or the documents set forth herein or affected hereby, Escrow Agent shall be entitled to refuse to comply with any such claims or demands so long as such disagreement may continue; and in so refusing Escrow Agent shall make no delivery or disposition of the Escrow Deposit or any of the documents set forth herein then held by it under the terms of this Agreement, and in so doing Escrow Agent shall not become liable to anyone for such refusal; and Escrow Agent shall be entitled to continue to refrain from acting until (a) the rights of the adverse claimants have been finally adjudicated in a court of competent jurisdiction of the Escrow Deposit and the documents and funds involved herein or affected hereby, or (b) all differences shall have been adjusted by agreement between Seller and Purchaser and Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto. Escrow Agent shall have a period not exceeding three (3) days (excluding Saturdays, Sundays and legal holidays) after receipt by Escrow Agent of any notice or request to perform any act or deliver any documents or disburse any portion of the Escrow Deposit held by Escrow Agent under the terms of this Agreement. Further, Escrow Agent shall have the right at all times to deliver the documents held by it and pay the Escrow Deposit held by it (i) to the appropriate party under the terms hereof, as same may be modified by any joint instructions of the parties, or (ii) into any court of competent jurisdiction after a dispute between or among the parties hereto has arisen, whereupon Escrow Agent's obligations hereunder shall terminate. Escrow Agent shall be entitled to rely upon any communications, documents or instruments from the parties or their representatives that it believes in good faith to be genuine. Seller and Purchaser jointly and severally agree to indemnify and hold harmless the Escrow Agent from any and all costs, damages, and expenses, including reasonable attorneys' fees, that Escrow Agent may incur in its compliance of and in good faith with the terms of this Agreement; provided, however, this indemnity shall not extend to any acts of gross negligence or willful malfeasance on the part of the Escrow Agent.

16. CAPTIONS. The paragraph headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement.

17. INTEGRATION; MODIFICATION. This written Agreement constitutes the entire and complete agreement between the parties hereto and supersedes any prior oral or written agreement between the parties with respect to the Property. It is expressly agreed that there are no verbal understandings or agreements which in any way change the terms, covenants, and conditions herein set forth, and that no modification of this Agreement and no waiver of any of its terms and conditions shall be effective unless made in writing and duly executed by the parties hereto. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

18. COUNTERPART EXECUTION. This Agreement may be executed by all parties in multiple counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same Agreement.

19. ATTORNEYS' FEES AND COSTS. In connection with any litigation or court proceedings arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' and legal assistants' fees incurred for services rendered before suit is brought, prior to trial, at trial, on appeal, or in federal bankruptcy proceedings.

20. BINDING EFFECT. All covenants, agreements, warranties, representations, conditions, and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

21. CONTROLLING LAW. This Agreement shall be construed, governed, interpreted and enforced in accordance with the laws of the State of Florida.

22. CONSTRUCTION OF TERMS. Where appropriate, any word denoting the singular shall be deemed to denote the plural, and vice versa. Where appropriate, any word denoting or referring to one gender shall be deemed to include the other gender.

23. TIME OF THE ESSENCE; TIME COMPUTATIONS. Time is of the essence of this Agreement and of each of its provisions. Unless otherwise expressly provided in this Agreement, any reference herein to time periods of fewer than seven (7) days shall in the computation thereof exclude Saturdays, Sundays and all legal holidays. Notwithstanding any provision of this Agreement to the contrary, any time period which shall end on a Saturday, Sunday or legal holiday shall automatically extend to 5:00 p.m. of the next full day which is not a Saturday, Sunday or legal holiday.

24. RADON GAS. As required by applicable Florida statute, Seller hereby discloses to Purchaser the following:

                  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                     M.K.C., Inc., a Florida corporation

/s/ RUTH M. FLOWERS                  By: /s/ DAVID M. DOYLE JR.
-----------------------------           ---------------------------------

/s/ ILLEGIBLE                        Print Name: David M. Doyle Jr.
-----------------------------                    ------------------------
As to Seller
                                     As Its: Vice - President
                                             -----------------------------

                                                       "SELLER"

                                     PLASMA-THERM, INC., a Florida corporation

/s/ MAUREEN NELSON                   By: /s/ STACY WAGNER
------------------------------          ----------------------------------
/s/ KATHERINE BARTZOFF                     Print Name:  Stacy Wagner
------------------------------
As to Purchaser                      As Its:  CFO


                                                   "PURCHASER"

                           ACCEPTANCE BY ESCROW AGENT

         Escrow Agent (as defined in the Agreement) hereby (i) accepts and acknowledges receipt of a copy of this Agreement, (ii) acknowledges receipt of the Escrow Deposit (by check, subject to collection); (iii) agrees to act as the Escrow Agent (as defined herein) and to open the Escrow as provided under this Agreement and (iv) agrees to hold, keep and deliver the Escrow Deposit and any and all documents and funds delivered to it pursuant to and accordance with the terms of this Agreement.

         Dated this 21st day of April, 1999

                                    By: Trenam, Kemker, Scharf, Barkin, Frye,
                                           O'Neill & Mullis

                                        By: /s/ DAVID R. BRITTAIN
                                            ------------------------------
                                                David R. Brittain, for the firm

                                                    "ESCROW AGENT"

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

         A parcel or parcels of real property located in the City of St. Petersburg, Pinellas County, Florida, more particularly described as the WEST
460.88 FEET OF LOT 2, IN BLOCK C OF NORTHGATE OF ST. PETERSBURG FIRST ADDITION, ACCORDING TO THE MAP OR PLAT RECORDED IN PB 67, PAGES 25, 26, AND 27, PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA, being also described on the records of the Pinellas County Property Appraiser under folio number 24/30/16/60837/003/0022.

                                   EXHIBIT "B"

                                LEGAL DESCRIPTION

         The West 460.88 feet of Lot 2, Block C, NORTHGATE OF ST. PETERSBURG, FIRST ADDITION, according to the map or plat thereof recorded in Plat Book 67, pages 25, 26 and 27, Public Records of Pinellas County, Florida, LESS the South
190.00 feet thereof.

              IN THE CIRCUIT COURT FOR THE SIXTH JUDICIAL CIRCUIT
                      IN AND FOR PINELLAS COUNTY, FLORIDA
                                 CIVIL DIVISION


MYRON DICKSTEIN, as Trustee,

        Plaintiff,

vs.                                                         Case No. 97-4079-CI8

BEL AIR PARTNERS, L.P., a
Delaware Limited Partnership,
AARON L. OBERHOLTZER, GEORGE
R. MORRIS, SUSAN C. MORRIS, AND
JOHN HANCOCK MUTUAL LIFE
INSURANCE COMPANY, a
Massachusetts Corporation,

Defendants.
_______________________________/


                              SETTLEMENT AGREEMENT

     THIS SETTLEMENT AGREEMENT ("this Agreement") is entered into as of the 1st day of February, 1999, by and between Myron Dickstein, as Trustee ("Dickstein"), Bel Air Partners, L.P. ("Bel Air"), George R. Morris, ("Settlement Class Representative"), and John Hancock Mutual Life Insurance Company ("John Hancock").

                                    RECITALS

     A. Dickstein, Bel Air, Settlement Class Representative, and Hancock are parties to a lawsuit styled MYRON DICKSTEIN V. BEL AIR PARTNERS, L.P., A DELAWARE LIMITED PARTNERSHIP, AARON L. OBERHOLTZER, GEORGE R. MORRIS, SUSAN C. MORRIS AND JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, A MASSACHUSETTS CORPORATION, Case No. 97-4079-CI8, Circuit Court, Sixth Judicial Circuit, Pinellas County, Florida (the "Litigation").



                                  EXHIBIT "C"

     B. Dickstein, Bel Air, Settlement Class Representative and Hancock have reached a full and final settlement of all claims arising from or relating to the subject matter of the Litigation.

                                  DEFINITIONS


     The following terms shall have the meanings specified below:

     A. "Declaration" shall mean the Declaration of Easement recorded on March 12, 1975 in O.R. Book 4268, Page 1009, Public Records of Pinellas County, Florida.

     B. "Dickstein Parcel" shall mean the real property described as follows:

             The West 460.88 feet of Lot 2, Block "C", NORTHGATE OF ST. PETERSBURG, FIRST ADDITION, according to the plat thereof recorded in Plat Book 67, pages 25, 26 and 27, Public Records of Pinellas County, Florida.

     C. "Bel Air Parcel" shall mean the real property described as follows:

             The East 571 feet of Lot 2, Block "C", NORTHGATE OF ST. PETERSBURG, FIRST ADDITION, according to the plat thereof recorded in Plat Book 67, pages 25, 26 and 27, Public Records of Pinellas County, Florida.

                                      and

             The West 571 feet of the East 1142 feet of Lot 2, Block "C", NORTHGATE OF ST. PETERSBURG, FIRST ADDITION, according to the plat thereof recorded in Plat Book 67, page 25, 26 and 27, Public Records of Pinellas County, Florida.

     D. "Judgment" shall mean entry of an order in the Litigation approving this Agreement, declaring this Agreement to be binding upon all parties thereto, including the defendant class, and declaring the Declaration to be cancelled and of no further force or effect.

     E. "Judgment becoming final" shall be that point in time at which the Judgment shall have become final through expiration of time to appeal.

                                   AGREEMENT

     1. NO ADMISSION OF LIABILITY. The parties agree that this Agreement is a full settlement and satisfaction of the Litigation, and that this Agreement is not an admission of liability or the existence of rights, past or present, on the part of any party hereto.

     2. UNDERTAKINGS BY DICKSTEIN. Dickstein, for and in consideration of the joinder in this Agreement by Bel Air, Settlement Class Representative, and John Hancock, hereby undertakes:

          A. Within three business days following execution of this Agreement, to deliver the sum of $37,500 to the trust account of Annis, Mitchell, Cockey, Edwards & Roehn, P.A., to be held for disbursement as follows:

               (1) Upon the Judgment becoming final, for immediate distribution to Bel Air; or

               (2) To be distributed to Dickstein if an appeal or other legal proceeding is initiated with respect to the Judgment which results in the Judgment being reversed or the Judgment being altered in such a manner so as effectively not to cancel the Declaration; or

               (3) To be distributed to Dickstein if the litigation is concluded without entry of Judgment; or

               (4) As may be directed by an instrument in writing signed by all parties hereto or by order of any court of competent jurisdiction.

          B. The parties' purpose and intent in setting forth the foregoing provision 2.A. hereof is to assure that in no event shall the Declaration be altered, cancelled, or affected in any other way without Bel Air receiving the sums described in paragraph 2.A. hereof.

          C. That prior to issuance of a Certificate of Occupancy for any improvements to be constructed on the Dickstein Parcel, Dickstein or the owner of the Dickstein Parcel shall (i) complete construction of a six foot masonry wall ("the Wall"), painted on both sides, along the entire common property line of the Dickstein Parcel and the Bel Air Parcel, and (ii) install landscaping pursuant to the specifications attached hereto as Exhibit A ("the Landscaping"). No person (including, but not limited to, Dickstein and any owner of the Dickstein Parcel) shall seek or accept a Certificate of Occupancy relating to all or any part of the Dickstein Parcel until the Wall and Landscaping are constructed and installed.

          D. Regardless of the Issuance of any Certificate of Occupancy relating to the Dickstein Parcel, the Wall shall be constructed and installed on or before the 90th day following the Judgment becoming final.

          E. Dickstein agrees further; (i) that the timely installation of the Wall and Landscaping are essential parts of this Agreement; (ii) that, if the Dickstein Parcel is occupied (other than for purpose of constructing improvements) prior to the installation of the Wall and Landscaping, or if Dickstein fails either (a) to install the Wall prior to the 91st day following the Judgment becoming final or (b) to install the landscaping prior to issuance of the Certificate of Occupancy, Bel Air will be damaged; (iii) that because the amount of damage (including, but not limited to, lost rentals) resulting from a failure to timely install the Wall or Landscaping is difficult, if not impossible, to definitely ascertain and prove, the amount of such damages payable by the owner of the Dickstein Parcel shall be $200 per day as liquidated damages for each day following the 90 days from the date of Judgment becoming final that the construction and installation of the Wall is incomplete or for each day that the premises are occupied under a Certificate of Occupancy prior to the Landscaping having been completed; provided, however, that the maximum per diem liquidated damages shall be $200 per day; (iv) that these amounts are payable as liquidated damages and not as a penalty; and (v) that said liquidated damages shall accrue and be payable in perpetuity until both the Wall and Landscaping are completed and installed as provided herein.

          F. In the event that either the Wall and Landscaping is not installed pursuant to this Agreement, Be1 Air shall have the right to construct the Wall and Landscaping, after giving Dickstein written notice and forty-five (45) days to complete the Wall and Landscaping. All amounts reasonably expended by Bel Air to construct the Wall and Landscaping (including, but not limited to, design, permitting, and construction costs) shall be paid by Dickstein to Bel Air within five (5) business days after Bel Air delivers written notice to Dickstein specifying the amounts incurred by Bel Air. In the event all funds expended by Bel Air are not paid by Dickstein within five (5) business days after the delivery of the notice specified above, Bel Air shall be entitled to file a claim of lien against the Dickstein property, and such claim of lien shall secure all amounts expended by Bel Air as described above. The claim of lien may be enforced in the same manner as a mortgage lien pursuant to Florida law.

          G. The Wall and Landscaping on the west side of the Wall shall be maintained in good condition, and the wall repainted (on both sides) as needed, by the owner of the Dickstein Parcel.

          H. Regardless of the issuance of a Certificate of Occupancy, the owner of the Dickstein Parcel shall make best efforts to cause all exterior lighting on the east side of the structure to be constructed and positioned on the Dickstein Parcel so that no light shines directly onto or in the direction of the Bel Air Parcel, and to minimize impact on the Bel Air Parcel while complying with the building codes of the City of St. Petersburg. The owner of the Dickstein Parcel shall maintain all such lighting in good condition.

          I. No loading docks, parking of trucks, or loading or unloading will of vehicles shall be permitted on the east side of the building constructed on the Dickstein Parcel. In addition, through traffic shall not be permitted to traverse the east side of the Dickstein Parcel. However, employee parking of personal vehicles will be permitted on the east side of the Dickstein Parcel, and a non-thoroughfare access road will be permitted solely to provide egress and ingress to and from said employee parking.

          J. Dickstein shall pay all costs and fees associated with the termination of the Declaration, including, but not limited to, (i) the cost of notifying the defendant class of its right to object to this Agreement and (ii) any costs associated with any challenges or objections to this Agreement by persons other than Bel Air or John Hancock.

     6. EXECUTORY PROVISIONS ENFORCEABLE. The executory provisions of this Agreement shall continue to be enforceable after entry of the Judgment and the Judgment becoming final.

     7. COSTS AND ATTORNEYS' FEES. The parties agree that in the event of litigation for enforcement of, or relating to, this Agreement, either in whole or in part, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs incurred in such litigation.

     8. ENTIRE AGREEMENT. This is the entire Agreement between the parties, and supersedes, terminates, and cancels all other previous oral or written proposals or negotiations between the parties relating to the subject matter of this Agreement.

     9. AMENDMENTS AND WAIVERS. This Agreement may be modified or amended, and any parties' rights hereunder may be affected or waived, only in writing by an agreement or agreements entered into by all parties hereto.

     10. LEGAL AUTHORITY. All legal action necessary to authorize the execution and delivery of this Agreement, the consummation of all transactions contemplated hereby, and the performance and discharge of all obligations hereunder, has been duly taken.

     11. RECORDING. This Agreement shall be recorded in the public records of Pinellas County, Florida upon the judgment terminating the Declaration of Easement as described in paragraph 2 above becoming final. This Agreement is binding upon and benefits all present and future parties that have any present or future interest in either the Dickstein Parcel or the Bel Air Parcel.


                          BEL AIR PARTNERS, L.P., a Delaware limited partnership

                          By: SV Fairfield I, L.L.C., a Connecticut limited
                              liability company

                          By: Starwood Capital Group, L.P.,
                              A Delaware limited partnership,
                              its Manager

                              By: BSS Capital Partnership,
                                  A Delaware limited
                                  partnership, its General Partner

                                        By: Sternlicht Holdings II,
                                        Inc., a Delaware
                                        Corporation, its
                                        General Partner


                                         By: /s/ GEOFFREY BEER
                                            ---------------------
                                             Geoffrey Beer,
                                             its Vice President

/s/ MYRON DICKSTEIN
------------------------
MYRON DICKSTEIN, Trustee

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


By: /s/ RICHARD E. TALBOT
    ----------------------------------
    RICHARD E. TALBOT
Its: INVESTMENT OFFICER

/s/ GEORGE R. MORRIS
--------------------------------------
GEORGE R. MORRIS, Class Representative


STATE OF NEW YORK
COUNTY OF NEW YORK

     The foregoing instrument was acknowledged before me this 13th day of November, 1998, by Myron Dickstein, who is personally known to me or who has produced N.Y. Driver's License as identification.

                                             ------------------------------
                                             Notary Public
                                             Name: /s/ HARRIET MOULTON
                                                   ------------------------
                                             Serial#:
                                                     ----------------------
                                             My commission expires:


STATE  OF CONNECTICUT                             [SEAL]
COUNTY OF FAIRFIELD

     The foregoing instrument was acknowledged before me this 9th day of December, 1998, by Geoffrey Beer, partner (or agent) on behalf of Bel Air Partners, L.P. He is personally known to me.

                                             ------------------------------
                                             Notary Public
                                             Name: /s/ COSTAS THANASOULIS
                                                   -----------------------
                                             Serial#:
                                                     ---------------------
                                             My commission expires:

                                                    [SEAL]

STATE OF MASSACHUSETTS
COUNTY OF

     The foregoing instrument was acknowledged before me this 31st day of December, 1998, by Richard E. Talbot, as Investment Officer of John Hancock Mutual Life Insurance Company, a Massachusetts corporation, on behalf of the corporation. He is personally known to me or has produced __________________as identification.


                                             /s/ JOSEPHINE M. WHITE
                                             -----------------------
                                             NOTARY PUBLIC
                                             Name: Josephine M. White
                                             Serial #:
                                             My Commission Expires:

                                                       [SEAL]


                                       8A

STATE OF FLORIDA
COUNTY OF PINELLAS

         The foregoing instrument was acknowledged before me this 1st day of February, 1999, by George R. Morris who is personally known to me or who has produced _________________________ as identification.

/s/ TANYA M. KRESHON
------------------------

                                        Notary Public
                                        Name: Tanya M. Kreshon
                                        Serial #:______________
        Serial#:__________________
                                        My commission expires:


                                             [SEAL]

                                   EXHIBIT A

     1. Adjacent to the Wall on the Dickstein Parcel, the owner of the Dickstein Parcel shall plant live oak trees twenty feet on center along the entire length of the Wall. When measured immediately after planting, the trees shall be at least 3 inches in diameter at breast height, and at least 10-12 feet in height.

     2. Adjacent to the Wall on the Bel Air Parcel, the owner of the Dickstein Parcel shall plant green-white ligustrum leaf to leaf along the entire length of the Wall. The green-white ligustrum shall be at least 18 inches (2-3 gallon size) in height when measured immediately after planting. Bel Air shall accord the owner of the Dickstein Parcel access to plant the ligustrum.

                                    AGREEMENT

     THIS AGREEMENT, made and entered into this 13th day of November, 1998, by and between MYRON DICKSTEIN, TRUSTEE (hereinafter "Dickstein") and M.K.C., INC., a Florida corporation (hereinafter "MKC").

                                  WITNESSETH:

     WHEREAS, Dickstein as Seller and MKC as Buyer, have heretofore entered into an agreement consisting of a Contract for Sale and Purchase dated September 20, 1996, and Addenda 1 through 10 (collectively "Contract") for the sale and purchase of a parcel of real estate located at the southeast corner of the intersection of 102nd Avenue North and 16th Street North in St. Petersburg, Pinellas County, Florida (the "Dickstein Parcel"); and

     WHEREAS, Dickstein, to quiet title to the Dickstein Parcel, has initiated that certain lawsuit styled Myron Dickstein, Trustee v. Bel Air Partners, L.P., a Delaware limited partnership, et. al., Pinellas Circuit Civil Case No. 97-4079-CI8; and

     WHEREAS, settlement of the quiet title action will require Dickstein to enter into an agreement in the form attached hereto as Exhibit "A" ("Settlement Agreement") which imposes certain obligations upon the owner of the Dickstein Parcel; and

     WHEREAS, Dickstein is unwilling to enter into the Settlement Agreement without assurance that certain financial obligations and other affirmative duties under the Settlement Agreement will be performed by MKC; and

     WHEREAS, MKC has determined that the Settlement Agreement will benefit MKC and the proposed development of the Dickstein Parcel;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

     1. The recitals set forth hereinabove are true and correct.

     2. Paragraph 2 A. of the Settlement Agreement requires that within three
(3) business days following the execution of the Settlement Agreement, Dickstein shall deliver the sum of $37,500.00 to the trust account of Annis, Mitchell, Cockey, Edwards and Roehn, P.A., attorneys for Bel Air Partners, L.P., to be held in accordance with the provisions of the Settlement Agreement. The parties hereto agree the $37,500.00 payment shall be contributed equally by Dickstein and MKC. Within one (1) business day after the full execution of the Settlement Agreement by Dickstein and Bel Air Partners, L.P., MKC shall deliver a cashier's check in the amount of $18,750.00 payable to Annis, Mitchell, Cockey, Edwards and Roehn, P.A. to Dickstein's attorney, James N. Powell, for


                                  EXHIBIT "D"
delivery along with a check for like amount from Dickstein to Bel Air's attorneys. The parties agree that in the event the aforesaid $37,500.00 is returned to Dickstein pursuant to the provisions of paragraph 2 of the Settlement Agreement, one-half (1/2) of such funds shall belong to and shall be disbursed to MKC.

     3. Paragraph 2-J of the Settlement Agreement requires that Dickstein shall pay all costs associated with the termination of the Declaration, including but not limited to, the costs of notifying the defendant class of its rights to object to the settlement and any costs associated with the challenges or objections to the Settlement Agreement by persons other than Bel Air or John Hancock. The parties hereto agree that these costs shall be equally borne by Dickstein and MKC. MKC shall pay its fifty percent (50%) share of any such costs within one (1) business day after request of same from Dickstein. Dickstein shall provide documentation establishing its costs to MKC as part of its request to MKC. Dickstein is not required to pay these costs before recovering from MKC its share of the same.

     4. Subparagraphs C, D, E, F, G, H and I of paragraph 2 of the Settlement Agreement require certain affirmative actions to be undertaken by Dickstein. If MKC or an assignee of MKC purchases the Dickstein Parcel, MKC agrees that MKC or its assignee will undertake to discharge each of the required actions set forth in subparagraphs C, D and E of the Settlement Agreement within the time frames set forth therein and MKC further agrees that MKC or its assignee will initially perform the construction requirements set forth in subparagraphs H and I of the Settlement Agreement and agrees to indemnify and hold harmless Dickstein from any costs, judgment, claims and attorneys' fees arising out of MKC's failure to discharge those enumerated duties under the Settlement Agreement assumed by MKC as set forth herein. Except for any period when MKC may be the actual owner of the Dickstein Parcel, the provisions of this Agreement shall impose no obligation on MKC to perform or discharge the maintenance and operational requirements set forth in subparagraphs G, H and I of the Settlement Agreement and nothing contained herein shall be construed to require MKC to indemnify and hold harmless Dickstein from any costs, judgment, claims and attorneys' fees arising out of the failure by any owner other than MKC to perform and discharge the maintenance and operational duties set forth in subparagraphs G, H and I of the Settlement Agreement.

     5. A closing of the Dickstein Parcel wherein Dickstein will convey to MKC, or its assigns, shall be held on the fifth (5th) business day following the "judgment" by the Circuit Court of Pinellas County approving the Settlement Agreement "becoming final" pursuant to the provisions of the Settlement Agreement. The term "judgment being final" is defined as stated in the Definition paragraph of the Settlement Agreement. The provisions of this paragraph 5 shall be considered a modification of paragraph 5 of the Tenth Amendment to the Contract.

     6. MKC hereby agrees that its obligation to pay one-half (1/2) of the attorneys' fees and costs incurred by Dickstein in the quiet title action described above shall continue through the closing date.

     7. Except as modified by paragraphs 5 and 6 herein, all of the other terms and conditions of the aforesaid Contract between Dickstein and MKC covering the sale and purchase of the Dickstein Parcel shall remain in full force and effect.


                                             /s/ MYRON DICKSTEIN
                                             -----------------------------------
                                             MYRON DICKSTEIN, Trustee


                                             M.K.C., Inc., a Florida
                                             corporation

                                             By: /s/ DANIEL M. DOYLE, JR.
                                                --------------------------------
                                                DANIEL M. DOYLE, JR., Vice-
                                                President

                                                           (CORPORATE SEAL)




                               PERSONAL GUARANTY


     MICHAEL E. BARGER, individually, hereby guarantees the payment of the monetary obligations and the performance of the non-monetary obligations of M.K.C., Inc. stated hereinabove.


                                             /s/ MICHAEL E. BARGER
                                             -----------------------------------
                                             MICHAEL E. BARGER


STATE OF NEW YORK
COUNTY OF NEW YORK


     The foregoing instrument was acknowledged before me this 13th day of November, 1998 by Myron Dickstein, who is personally known to me or who has produced New York State Driver's License as identification.


                                             /s/ HARRIET MOULTON
                                             -----------------------------------
                                             Notary Public


My Commission Expires:

STATE OF FLORIDA                                     [NOTARY SEAL]
COUNTY OF PINELLAS


The foregoing instrument was acknowledged before me this 9th day of November, 1998 by Daniel M. Doyle, Jr. as Vice President of M.K.C.,
Inc., a Florida corporation, on behalf of the corporation. He is personally known to me or has produced _________________________________ as identification.


                                             /s/ JUDY K. STEFANICK
                                             -----------------------------------
                                             Notary Public


My Commission Expires:                            [NOTARY SEAL]

           FIRST AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT


         THIS FIRST AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT ("First Amendment"), made and entered into this 29th day of April, 1999, by and between M.K.C., INC., a Florida corporation (the "Seller"), Plasma-Therm, Inc., a Florida corporation (the "Purchaser") and Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, Professional Association ("Escrow Agent").

         WHEREAS, the parties hereto have heretofore entered into a Real Estate Purchase and Sale Agreement dated the 21st day of April, 1999 ("Agreement") covering the property ("Property") more particularly described on Exhibit "A" attached hereto; and

         WHEREAS, the parties hereto desire to extend the closing date for the sale of the Property and to amend certain other provisions of the Agreement all in accordance with the provisions of this First Amendment;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the Purchaser and Seller hereby agree as follows:

         1.  Paragraph 1.c.iii. is hereby deleted.

         2. Seller herein agrees to extend the closing date provided by the said Agreement to on or before May 27, 1999. Purchaser acknowledges that all contingencies under the Agreement are satisfied and/or waived. Escrow Agent is instructed to disburse the Ten Thousand ($10,000.00) Dollar escrow deposit which Escrow Agent is currently holding under the Agreement to the Seller herein upon Escrow Agent's receipt of this fully executed First Amendment. In addition, simultaneous with the execution of this First Amendment, Purchaser shall pay to Seller by cashier's check the sum of Fifty Thousand ($50,000.00) Dollars as an additional escrow deposit. Said Fifty Thousand ($50,000.00) Dollar additional escrow deposit and the aforementioned Ten Thousand ($10,000.00) Dollar escrow deposit are non-refundable unless Seller fails to perform any of its obligations under the Agreement. In the event Purchaser closes on the transaction contemplated by the Agreement, the aforementioned Sixty Thousand ($60,000.00) Dollars of escrow deposits shall be applied towards the purchase price of the subject property.

         3. Paragraph 3.c.iii. is hereby amended to provide that the Assumption and Hold Harmless Agreement referenced therein shall be in the form attached hereto as Exhibit "1".

         4. Paragraph 3.c.iv. is hereby amended to delete the last phrase of said paragraph, to-wit: "with the exception of the obligation to construct the six (6') foot masonry wall referenced in paragraph 1.c.ii. herein." and to provide that the Hold Harmless Agreement referenced therein shall be in the form attached hereto as Exhibit "2".

         5. Paragraph 3.c.v. is hereby amended in its entirety and shall provide as follows:

         "v. An agreement between the Seller and Purchaser covering the installation, maintenance and repair of the wall and landscaping described in the Settlement Agreement which shall be in the form attached hereto as Exhibit "3".

         6. In order for Seller to perform its obligations to construct the six foot (6') masonry wall as provided in the Agreement attached hereto as Exhibit "3", Purchaser acknowledges that Seller may have to commence such construction prior to the closing date set forth in paragraph 2 herein and Purchaser acknowledges that Seller will have to perform such site clearing and preparation as may be necessary on the Property being purchased by Purchaser in order to begin construction of the masonry wall.

         7. Except as expressly modified and amended hereby, all other terms and conditions of the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                              M.K.C., INC., a Florida
                                              corporation

/s/ ILLEGIBLE                                 By: /s/ DANIEL M. DOYLE, JR.
-------------------------------                  -------------------------------
                                                 Daniel M. Doyle, Jr., Vice
/s/ ILLEGIBLE                                    President
-------------------------------
As to Seller                                             "SELLER"

                                              PLASMA-THERM, INC., a Florida
                                              corporation

/s/ MAUREEN NELSON                            By: /s/ STACY WAGNER
-------------------------------                  -------------------------------
                                                 Stacy Wagner, Vice President
/s/ STEPHEN R. GERLACH
-----------------------------
As to Purchaser                                          "PURCHASER"

                                              TRENAM, KEMKER, SCSHARF,
                                              BARKIN, FRYE, O'NEILL & MULLIS

/s/ MELINDA ZEIGLER                           By: /s/ DAVID R. BRITTAIN
-------------------------------                  -------------------------------
                                                 David R. Brittain, for the firm
/s/ STEPHEN R. GERLACH
-----------------------------
As to Escrow Agent                                      "ESCROW AGENT"

                     ASSUMPTION AND HOLD HARMLESS AGREEMENT


KNOW ALL MEN BY THESE PRESENTS:

         WHEREAS, M.K.C., INC., a Florida corporation ("MKC"), has heretofore purchased the following-described real property from Myron Dickstein, Trustee ("Dickstein"):

         The West 460.88 feet of Lot 2, Block C, NORTHGATE OF ST. PETERSBURG, FIRST ADDITION, Plat Book 67, pages 25-27, Pinellas County records

(the "Property"); and

         WHEREAS, the Property is subject to the provisions of a Settlement Agreement recorded as Exhibit "A" to Order Preliminarily Approving Settlement Agreement recorded in O.R. Book 10394, page 1041 together with Final Judgment recorded in O.R. Book 10448, page 2122, Pinellas County records ("Settlement Agreement"); and

         WHEREAS, in connection with the purchase of the Property from Dickstein, MKC entered into an Agreement with Dickstein dated November 13, 1998 ("Dickstein Agreement") wherein MKC agreed to assume certain obligations of Dickstein under the provisions of the Settlement Agreement; and

         WHEREAS, Plasma-Therm, Inc., a Florida corporation ("Plasma-Therm") has purchased the following-described portion of the Property from MKC:

         The West 460.88 feet of Lot 2, Block C, NORTHGATE OF ST. PETERSBURG, FIRST ADDITION, Plat Book 67, pages 25-27, Pinellas County records, LESS the South 190 feet thereof

(the "Plasma-Therm Property"); and

         WHEREAS, MKC retains ownership of the following-described portion of the Property:

         The South 190 feet of the West 460.88 feet of Lot 2, Block C, NORTHGATE OF ST. PETERSBURG, FIRST ADDITION, Plat Book 67, pages 25-27, Pinellas County records

(the "MKC Property"); and

         WHEREAS, as part of the transaction between Plasma-Therm and MKC, Plasma-Therm has agreed to execute this Assumption and Hold Harmless Agreement in connection with certain obligations contained in the Dickstein Agreement;

         NOW, THEREFORE, in consideration of the premises and the sum of One Dollar ($1.00) and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, Plasma-Therm does hereby assume and agree to perform all of MKC's obligations under paragraph 4 of the Dickstein Agreement as the same pertains to the Plasma-Therm Property except as to the construction of the six foot (6') masonry wall referenced in the Settlement Agreement and as otherwise may have been modified by that certain Agreement being executed simultaneously herewith between MKC and Plasma-Therm dealing with the installation, maintenance and repair of the six foot (6') masonry wall and the landscaping adjacent thereto and shall reimburse, indemnify, hold harmless and defend MKC from and against any and all losses, damages, expenses, claims, suits and demands of whatsoever nature, resulting from Plasma-Therm's failure to perform the obligations assumed by Plasma-Therm hereunder.



                                  Exhibit "1"

         DATED this 27th day of May, 1999.


Signed, sealed and delivered                PLASMA-THERM, INC., a Florida
in the presence of:                         corporation

                                            By: /s/ STACY WAGNER
----------------------------                    ----------------------------
                                                Stacy Wagner, Vice President
----------------------------


STATE OF FLORIDA
COUNTY OF PINELLAS

         The foregoing instrument was acknowledged before me this ____ day of May, 1999 by Stacy Wagner, Vice President of Plasma-Therm, Inc., a Florida corporation, on behalf of the corporation, and who is personally known to me or has produced _________________________ as identification.


                                               _________________________________
                                               Notary Public


My Commission Expires:

                             HOLD HARMLESS AGREEMENT


KNOW ALL MEN BY THESE PRESENTS:

         WHEREAS, M.K.C., INC., a Florida corporation ("MKC"), has heretofore purchased the following-described real property from Myron Dickstein, Trustee ("Dickstein"):

         The West 460.88 feet of Lot 2, Block C, NORTHGATE OF ST. PETERSBURG, FIRST ADDITION, Plat Book 67, pages 25-27, Pinellas County records

(the "Property"); and

         WHEREAS, the Property is subject to the provisions of a Settlement Agreement recorded as Exhibit "A" to Order Preliminarily Approving Settlement Agreement recorded in O.R. Book 10394, page 1041 together with Final Judgment recorded in O.R. Book 10448, page 2122, Pinellas County records ("Settlement Agreement"); and

         WHEREAS, in connection with the purchase of the Property from Dickstein, MKC entered into an Agreement with Dickstein dated November 13, 1998 ("Dickstein Agreement") wherein MKC agreed to assume certain obligations of Dickstein under the provisions of the Settlement Agreement; and

         WHEREAS, Plasma-Therm, Inc., a Florida corporation ("Plasma-Therm") has purchased the following-described portion of the Property from MKC:

         The West 460.88 feet of Lot 2, Block C, NORTHGATE OF ST. PETERSBURG, FIRST ADDITION, Plat Book 67, pages 25-27, Pinellas County records, LESS the South 190 feet thereof

(the "Plasma-Therm Property"); and

         WHEREAS, MKC retains ownership of the following-described portion of the Property:

         The South 190 feet of the West 460.88 feet of Lot 2, Block C, NORTHGATE OF ST. PETERSBURG, FIRST ADDITION, Plat Book 67, pages 25-27, Pinellas County records

(the "MKC Property"); and

         WHEREAS, as part of the transaction between Plasma-Therm and MKC, MKC has agreed to execute this Hold Harmless Agreement in connection with certain obligations contained in the Dickstein Agreement;

         NOW, THEREFORE, in consideration of the premises and the sum of One Dollar ($1.00) and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, MKC shall reimburse, indemnify, hold harmless and defend Plasma-Therm from and against any and all losses, damages, expenses, claims, suits and demands of whatsoever nature, resulting from MKC's failure to perform its obligations pursuant to paragraphs 2, 3, 5 and 6 of the Dickstein Agreement and, as to the MKC Property, the obligations contained in paragraph 4 of the Dickstein Agreement except as may have been modified by that certain Agreement being executed simultaneously herewith between MKC and Plasma-Therm dealing with the installation, maintenance and repair of the six foot (6') masonry wall and the landscaping adjacent thereto.

         DATED this 27th day of May, 1999.

Signed, sealed and delivered                M.K.C., INC., a Florida
in the presence of:                         corporation

                                            By: /s/ DANIEL M. DOYLE, JR.
---------------------------                     ------------------------
                                                Daniel M. Doyle, Jr., Vice
---------------------------                     President



                                  Exhibit "2"

STATE OF FLORIDA
COUNTY OF PINELLAS

         The foregoing instrument was acknowledged before me this ____ day of May, 1999 by Daniel M. Doyle, Jr., Vice President of M.K.C., Inc., a Florida corporation, on behalf of the corporation, and who is personally known to me.


                                                 _______________________________
                                                 Notary Public

My Commission Expires:

Prepared by and return to:
James J. Rowan, Esq.
McCutcheon and Rowan
3839 4th St. N., Suite 390
St. Petersburg, FL  33703


                                    AGREEMENT

         THIS AGREEMENT, made and entered into this 27th day of May, 1999, by and between M.K.C, INC., a Florida corporation (hereinafter "MKC") and PLASMA-THERM, INC., a Florida corporation (hereinafter "Plasma-Therm");

                              W I T N E S S E T H :

         WHEREAS, MKC is the owner in fee simple of certain property located in Pinellas County, Florida, which is legally described and identified as follows:

         The South 190 feet of the West 460.88 feet of Lot 2, Block C, NORTHGATE OF ST. PETERSBURG, FIRST ADDITION, according to the map or plat thereof recorded in Plat Book 67, pages 25, 26 and 27, public records of Pinellas County, Florida

(hereinafter "MKC Property"); and

         WHEREAS, Plasma-Therm is the owner in fee simple of certain property located in Pinellas County, Florida, which is legally described and identified as follows:

         The West 460.88 feet of Lot 2, Block C, NORTHGATE OF ST. PETERSBURG, FIRST ADDITION, according to the map or plat thereof recorded in Plat Book 67, pages 25, 26 and 27, public records of Pinellas County, Florida, LESS the South 190 feet thereof

(hereinafter "Plasma-Therm Property"); and

         WHEREAS, the MKC and Plasma-Therm Properties are adjacent to each other and are subject to the provisions of a Settlement Agreement recorded as Exhibit "A" to Order Preliminarily Approving Settlement Agreement recorded in O.R. Book 10394, page 1041 together with Final Judgment recorded in O.R. Book 10448, page 2122, public records of Pinellas County, Florida ("Settlement Agreement"); and

         WHEREAS, the provisions of the Settlement Agreement subject the owners of the MKC Property and Plasma-Therm Property to certain obligations with respect to the construction and maintenance of a wall along the east boundary line of the MKC and Plasma-Therm Properties together with the installation and maintenance of certain landscaping adjacent to the said wall and the parties desire to enter into this Agreement to delineate their respective obligations with respect to the construction and maintenance of the wall and landscaping;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties hereto agree as follows:

         1. The parties hereto acknowledge that MKC shall be responsible for the initial construction of the six foot (6') masonry wall along the entire east boundary of the MKC and Plasma-


                                  Exhibit "3"

The Properties within the time frames and in accordance with the specifications set forth in the Settlement Agreement, with such initial construction to be at the sole cost of MKC. In connection therewith, Plasma-Therm hereby grants MKC a temporary construction easement for the construction of the portion of the six foot (6') masonry wall that is located on the Plasma-Therm Property.

         2. With respect to the installation of the landscaping required by the Settlement Agreement, MKC shall be responsible for the installation of the landscaping on the side of the six foot (6') masonry wall located on the Plasma-Therm and MKC Properties which faces the parcel adjacent to the east of said wall with eighty percent (80%) of the cost of such installation to be the responsibility of the owner of the Plasma-Therm Property and twenty percent (20%) to be the responsibility of the owner of the MKC Property. The owners of the MKC Property and the Plasma-Therm Property shall be responsible for the installation of the landscaping required on their respective properties located on the west side of the six foot (6') masonry wall. In the event either of the parties fails to meet its obligations pursuant to the provisions of this paragraph 2 after five (5) days written notice by the non-defaulting party, such non-defaulting party shall have the right to perform the defaulting party's obligation and shall be entitled to file a claim of lien against the defaulting party's property for the cost of performing such defaulting party's obligation. The claim of lien may be enforced in the same manner as a mortgage lien pursuant to Florida law. The priority of such claim of lien shall be determined by the date of recordation in the public records of Pinellas County, Florida.

         3. Following the initial installation of the six foot (6') masonry wall and the landscaping adjacent thereto in accordance with the provisions of the Settlement Agreement, the owners of the MKC Property and the Plasma-Therm Property shall be responsible for the repair and maintenance of the portions of the six foot (6') masonry wall and landscaping located on their respective properties as required by the Settlement Agreement. In the event one of the parties fails to meet its obligations pursuant to the provisions of this paragraph 3 after thirty (30) days written notice by the non-defaulting party, such non-defaulting party shall have the right to perform the defaulting party's obligation and shall be entitled to file a claim of lien against the defaulting party's property for the cost of performing such defaulting party's obligation. The claim of lien may be enforced in the same manner as a mortgage lien pursuant to Florida law. The priority of such claim of lien shall be determined by the date of recordation in the public records of Pinellas County, Florida.

         4. The parties hereby acknowledge that as of the date of this Agreement there is a tennis court enclosed by a chain link fence primarily located on the MKC Property which slightly encroaches onto the southern portion of the Plasma-Therm Property. In connection with the preparation of the Plasma-Therm site, MKC hereby acknowledges that Plasma-Therm shall be entitled to remove that portion of the tennis court and fence which encroaches onto the southern portion of the Plasma-Therm Property.

         5. The parties hereto acknowledge the provisions of this Agreement shall constitute a covenant running with the MKC and Plasma-Therm Properties and this Agreement shall be binding upon the undersigned on all present and future owners of the MKC Property and the Plasma-Therm Property or any portions thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this

Agreement as of the day and year first above written.

Signed, sealed and delivered                M.K.C., INC., a Florida
in the presence of:                         corporation

                                            By: /s/ DANIEL M. DOYLE, JR.
----------------------------                    -------------------------
Printed Name:                                   Daniel M. Doyle, Jr., Vice
                                                President

----------------------------
Printed Name:
                                            PLASMA-THERM, INC., a Florida
                                            corporation

                                            By: /s/ STACY WAGNER
----------------------------                    --------------------------
Printed Name:                                   Stacy Wagner, Vice President


----------------------------
Printed Name:

STATE OF FLORIDA
COUNTY OF PINELLAS

         The foregoing instrument was acknowledged before me this ____ day of May, 1999 by Daniel M. Doyle as Vice President of M.K.C., Inc., a Florida corporation, on behalf of the corporation, and who is personally known to me.


                                            ____________________________________
                                            Notary Public

My Commission Expires:



STATE OF FLORIDA
COUNTY OF PINELLAS


         The foregoing instrument was acknowledged before me this ____ day of May, 1999 by Stacy Wagner as Vice President of Plasma-Therm, Inc., a Florida corporation, on behalf of the corporation, and who is personally known to me or has produced _____________________________________________ as identification.


                                            ____________________________________
                                            Notary Public

My Commission Expires:

                                  EXHIBIT "A"


LEGAL DESCRIPTION:
------------------

The West 460.88 feet of Lot 2, Block C. NORTHGATE OF ST. PETERSBURG, FIRST ADDITION, Plat Book 67, pages 25-27, Pinellas County records, LESS the South 190 feet thereof.